UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	001-41429	98-0647155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario, Canada	M4S 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 847-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	PMN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2025, ProMIS Neurosciences Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Neil Cashman (the “Amended Agreement”), which amended that certain Employment Agreement dated January 21, 2022. Mr. Cashman will continue to serve on Board. Mr. Cashman has served as Chief Scientific Officer since January 21, 2022.

The Amended Agreement provides for an annual base salary of $500,000 CAD and an annual discretionary bonus with a target of 35% of his base salary. In connection with the Amended Agreement, Dr. Cashman was also granted an option to purchase 165,000 of the Company’s common shares, with an exercise price equal to the Fair Market Value (as defined in the Company’s 2025 Stock Option and Incentive Plan) on the date of grant (the “Equity Award”). The Equity Award vests 25% on the first anniversary of the date of the grant with the remaining shares vesting ratably over thirty-six months. Dr. Cashman was also provided with (i) severance in the amount of 9-months salary and standard continuing benefits in connection with a termination without cause and (ii) severance in the amount of 9-months salary, acceleration of time-based stock options and awards and standard continuing benefits in connection with a change in control of the Company.

No family relationships exist between Dr. Cashman and any of the Company’s directors or executive officers. There are no arrangements or understandings between Dr. Cashman and any other person pursuant to which Dr. Cashman was selected as the Chief Scientific Officer, nor are there any transactions to which the Company is or was a participant in which Dr. Cashman has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed April 29, 2025, which includes biographical and other information for Dr. Cashman and the full text of the Amended Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement with Neil Cashman
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMIS NEUROSCIENCES INC.

Date: September 30, 2025	By:	/s/ Neil Warma
Name: Neil Warma
Title: Chief Executive Officer